UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2005 (February 7, 2005)

VERILINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State of incorporation)	000-28562 (Commission File Number)	94-2857548 (IRS Employer Identification No.)

11551 E. ARAPAHOE RD., SUITE 150
CENTENNIAL, CO 80112-3833
(Address of principal executive offices / Zip Code)

303.968.3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 8.01 Other Events.

     As of January 28, 2005, we are not in compliance with the Tangible Net Worth and Adjusted EBITDA financial covenants contained in the Loan and Security Agreement, as amended November 15, 2004 (“Loan Agreement”), with RBC Centura Bank (“RBC”), relating to our $3,500,000 revolving line of credit. Section 6.8(b) of the Loan Agreement requires us to maintain a Tangible Net Worth of at least $5,000,000 as of the last day of each fiscal month. Section 6.8(c) of the Loan Agreement requires us to maintain Adjusted EBITDA of (i) a loss not exceeding $700,000 for the second fiscal quarter ending December 31, 2004, (ii) $0 for the three fiscal months ending January 28, 2005, (iii) $300,000 for the three fiscal months ending February 25, 2005, (iv) $500,000 for the three fiscal months ending April 1, 2005, and (v) $500,000 measured on a rolling three month basis thereafter. The RBC line of credit terminates and becomes due and payable on April 7, 2005, unless accelerated or extended. For a description of our outstanding loans, the rights of the lenders and potential consequences to us, see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” section of our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

     As of January 28, 2005, $3,500,000 was outstanding under the line of credit. We are in discussions with RBC and intend to seek relief from these covenants, although no assurance can be given that any such relief will be provided. At this time, we do not expect RBC to foreclose on the collateral or exercise any of their remedies under the loan documents, other than RBC’s right to a second mortgage on our property located at 950 Explorer Boulevard, Huntsville, Alabama.

     We have been in discussions with potential alternative sources of financing to repay and replace the RBC line of credit. We are currently in negotiations and expect to obtain alternative financing in the coming weeks. Since we do not yet have binding commitments, we cannot assure you that we will obtain alternative financing on terms favorable to us or at all.

     RBC must provide us with written notice if it elects to accelerate and declare outstanding borrowings under the line of credit immediately due and payable. Since we have not received any such notice and based on our discussions with RBC, we do not believe a “triggering event” has occurred within the meaning of Item 2.04 of Form 8-K, and the filing of this Form 8-K should not be deemed to imply that such a triggering event has occurred.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION (Registrant)
Dated: February 10, 2005	By:	/s/Timothy R. Anderson
Timothy R. Anderson
Vice President and Chief Financial Officer

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